UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2017

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2017, the Board of Directors (the “Board”) of Health Insurance Innovations, Inc. (the “Company”) approved the following actions and grants relating to the Company’s executive compensation programs: (i) the Board approved a short-term incentive cash bonus plan (the “Cash Bonus Plan”), including applicable target award amounts, for the Company’s executive officers for fiscal years 2017 and 2018, (ii) the Board approved awards of restricted stock and performance shares to certain of the Company’s executive officers under the Company’s Long Term Incentive Plan (the “LTIP”), (iii) the Board approved increases to the base salaries of Gavin D. Southwell, the Company’s President and Chief Executive Officer, and Michael D. Hershberger, the Company’s Chief Financial Officer, and (iv) the Board approved amendments to the employment agreements of certain of the Company’s executive officers to be consistent with the foregoing executive compensation actions and arrangements, all as described in more detail below. The foregoing actions and grants were made upon the recommendation of the Board’s Compensation Committee following a review of the executive compensation programs of peer companies.

Approval of Short-Term Incentive Cash Bonus Plan

The Cash Bonus Plan will govern the fiscal year 2017 and 2018 annual cash incentive award opportunities for the Company’s executive officers. Target award levels under the Cash Bonus Plan are based on a percentage of base salary, and cash incentive awards are earned based on performance against metrics, which will be based on the Company’s (or the executive’s respective business unit’s) annual Adjusted EBITDA in each of fiscal years 2017 and 2018. For 2017 and 2018, target award levels for the Company’s executive officers were set at the following levels as a percentage of base salary: Gavin D. Southwell: 100%; Michael W. Kosloske: 75%; Michael D. Hershberger: 60%; Bruce A. Telkamp: 60%; and Dr. Sheldon Wang: 60%. For each of 2017 and 2018, awards may be earned at a level of up to 200% of the target level if the maximum performance goals are achieved. Final payouts for 2017 and 2018 will be determined by the Company’s Board of Directors or Compensation Committee and will be subject to such adjustments as the Board or Compensation Committee may determine in its discretion.

Award of Restricted Stock and Performance Shares

The awards of restricted stock are time-vesting equity awards under the Company’s LTIP that will vest in four equal annual installments following the grant date, subject to the recipient’s continued employment with the Company on the applicable vesting date (provided that Mr. Southwell’s unvested restricted shares will vest upon a termination without cause, resignation for “good reason”, death, or disability). The restricted stock awards were granted in the following amounts to the following executive officers: Gavin D. Southwell: 100,000 shares; Michael D. Hershberger: 22,000 shares; Bruce A. Telkamp: 17,500 shares; and Dr. Sheldon Wang: 17,500 shares. These restricted stock awards are intended to replace any other grants that would otherwise be made to the applicable executive officer in 2017 and 2018 under their respective employment agreements with the Company.

The performance shares are performance-vesting equity incentive awards under the Company’s LTIP that will be earned based on the Company’s, or the executive’s respective business unit’s, performance against metrics relating to annual Adjusted EBITDA and annual revenue in each of fiscal years 2017 and 2018.  Performance shares may be earned at a level ranging from 0%-200% of the target number of performance shares granted, depending on the level of performance. If performance shares are earned, the Company will issue the participant an equal number of shares of restricted stock that will vest in two equal annual installments following the restricted stock grant date, subject to the recipient’s continued employment with the Company on the applicable vesting date (provided that Mr. Southwell’s unvested restricted shares will vest upon a termination without cause, resignation for “good reason”, death, or disability). The following target number of performance shares were awarded to the following executive officers (with one-half of the performance shares earned based on 2017 performance and one-half for 2018 performance): Gavin D. Southwell: 125,000 target shares; Michael D. Hershberger: 22,000 target shares; Bruce A. Telkamp: 17,500 target shares; and Dr. Sheldon Wang: 17,500 target shares. The final determination of whether the performance shares have been earned will be determined by the Company’s Board of Directors or Compensation Committee and will be subject to such adjustments as the Board or Compensation Committee may determine in its discretion.

Increases to Base Salaries

As part of a yearly review of executive base salaries, the Board increased the base salary of Gavin D. Southwell, the Company’s President and Chief Executive Officer, from $550,000 to $650,000 and Michael D. Hershberger, the Company’s Chief Financial Officer, from $310,000 to $350,000. Such changes were effective June 14, 2017.

Amendments to Executive Employment Agreements

Effective June 14, 2017, the Company entered into an amendment to the respective employment agreements of each of Messrs. Southwell, Hershberger, Telkamp, and Wang in order amend the terms of the existing employment agreements to be consistent with the executive compensation actions and grants described above. Such amendments are attached as exhibits hereto and incorporated by reference herein, and the disclosures in this Form 8-K are qualified by reference to the full text of such amendments.

Non-Employee Director Compensation Plan

Also on June 14, 2017, the Board approved a revised compensation plan for non-employee directors of the Company (the “Director Plan”). The Director Plan will become effective as of July 1, 2017. Under the revised Director Plan, the Company’s non-employee directors will be entitled to an annual cash retainer of $55,000 and an annual restricted stock grant having a fair market value of $75,000. The annual restricted stock grant will be made under the LTIP, and the grant will vest 50% on the first anniversary of the grant date and 50% of the second anniversary, subject to the terms of the LTIP and the applicable award agreement.

Under the Director Plan, the Chairman of the Board will also receive an additional annual cash retainer of $35,000, and members of Board committees will be paid the following additional annual retainers: Audit Committee members: $7,500 ($15,000 for committee chair); Compensation Committee members: $5,000 ($10,000 retainer for committee chair); Nominating and Corporate Governance Committee Members: $2,500 ($5,000 retainer for committee chair); and Acquisition Committee Members: $1,500. Under the Director Plan, the directors will not receive per-meeting fees, either for Board meetings or committee meetings.

The foregoing does not purport to be a complete description of the Director Plan and is qualified by reference to the full text of such plan attached as an exhibit to this Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01(d).	Financial Statements and Exhibits

Exhibit No.
10.1	Form of Restricted Stock Award Agreement for executives

10.2	Form of Restricted Stock Award for non-employee directors

10.3	Form of Performance Share and Restricted Stock Award Agreement for executives

10.4	Amendment to Amended and Restated Employment Agreement between Gavin Southwell and the Company

10.5	Amendment to Second Amended and Restated Employment Agreement between Michael Hershberger and the Company

10.6	Amendment to Employment Agreement between Sheldon Wang and the Company

10.7	Amendment to Employment Agreement between Bruce Telkamp and the Company

10.8	Non-Employee Director Compensation Plan of the Company, approved June 14, 2017 and effective as of July 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Name:	Michael D. Hershberger
Title:	Chief Financial Officer, Treasurer, and Secretary

Date: June 20, 2017